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                               FAEGRE & BENSON LLP

                               2200 Norwest Center
                             90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901

                                 (612) 336-3000




                                             April 2, 1998

First Investors Management Company, Inc
95 Wall Street
New York, New York  10005-4297



          Re:  First Investors Multi-State Insured Tax Free Fund

Gentlemen:

     We hereby consent to the reference to us under the heading "Minnesota" that deals with Minnesota taxes in the Prospectus to be filed as part of Post-Effective Amendment No. 22 to the Registration Statement of First Investors Multi-State Insured Tax Free Fund. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,


                                             By: /s/Faegre & Benson LLP